Exhibit 99.1

ENTRAVISION COMMUNICATIONS CORPORATION REPORTS

SECOND QUARTER 2016 RESULTS

- Announces Quarterly Cash Dividend of $0.03125 Per Share -

SANTA MONICA, CALIFORNIA, August 3, 2016 – Entravision Communications Corporation (NYSE: EVC) today reported financial results for the three and six-month periods ended June 30, 2016.

Historical results, which are attached, are in thousands of U.S. dollars (except share and per share data). This press release contains certain non-GAAP financial measures as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each of these non-GAAP financial measures, and a table reconciling each of these non-GAAP financial measures to its most directly comparable GAAP financial measure is included beginning on page 10. Unaudited financial highlights are as follows:

	Three-Month Period			Six-Month Period
	Ended June 30,			Ended June 30,
	2016	2015	% Change	2016	2015	% Change
Net revenue	$64,829	$59,891	8%	$122,942	$119,441	3%
Cost of revenue - digital media (1)	2,373	1,392	70%	4,212	2,752	53%
Operating expenses (2)	39,948	37,528	6%	78,948	74,714	6%
Corporate expenses (3)	5,293	5,050	5%	10,897	10,043	9%

Consolidated adjusted EBITDA (4)	18,171	16,822	8%	30,782	33,664	(9)%

Free cash flow (5)	$11,799	$8,099	46%	$18,357	$18,357	0%
Free cash flow per share, basic (5)	$0.13	$0.09	44%	$0.21	$0.21	0%
Free cash flow per share, diluted (5)	$0.13	$0.09	44%	$0.20	$0.20	0%

Net income	$5,717	$5,241	9%	$7,987	$10,525	(24)%

Net income per share, basic and diluted	$0.06	$0.06	0%	$0.09	$0.12	(25)%

Weighted average common shares outstanding, basic	89,134,412	87,832,430		89,015,934	87,682,734
Weighted average common shares outstanding, diluted	91,140,596	90,091,735		91,036,353	90,089,679

(1)

Cost of revenue consists primarily of the costs of online media acquired from third-party publishers. Media cost is classified as cost of revenue in the period in which the corresponding revenue is recognized.

(2)

Operating expenses include direct operating, selling, general and administrative expenses. Included in operating expenses are $0.3 million of non-cash stock-based compensation for each of the three-month periods ended June 30, 2016 and 2015, and $0.6 million and $0.7 million of non-cash stock-based compensation for the six-month periods ended June 30, 2016 and 2015, respectively. Operating expenses do not include corporate expenses, depreciation and amortization, impairment charge, gain (loss) on sale of assets, gain (loss) on debt extinguishment and other income (loss).

(3)

Corporate expenses include $0.6 million of non-cash stock-based compensation for each of the three-month periods ended June 30, 2016 and 2015, and $1.3 million and $1.1 million of non-cash stock-based compensation for the six-month periods ended June 30, 2016 and 2015, respectively.

(4)

Consolidated adjusted EBITDA means net income (loss) plus gain (loss) on sale of assets, depreciation and amortization, non-cash impairment charge, non-cash stock-based compensation included in operating and corporate expenses, net interest expense, other income (loss), gain (loss) on debt extinguishment, income

Entravision Communications

tax (expense) benefit, equity in net income (loss) of nonconsolidated affiliate, non-cash losses and syndication programming amortization less syndication programming payments. We use the term consolidated adjusted EBITDA because that measure is defined in our credit facility and does not include gain (loss) on sale of assets, depreciation and amortization, non-cash impairment charge, non-cash stock-based compensation, net interest expense, other income (loss), gain (loss) on debt extinguishment, income tax (expense) benefit, equity in net income (loss) of nonconsolidated affiliate, non-cash losses and syndication programming amortization and does include syndication programming payments. While many in the financial community and we consider consolidated adjusted EBITDA to be important, it should be considered in addition to, but not as a substitute for or superior to, other measures of liquidity and financial performance prepared in accordance with accounting principles generally accepted in the United States of America, such as cash flows from operating activities, operating income and net income. As consolidated adjusted EBITDA excludes non-cash gain (loss) on sale of assets, non-cash depreciation and amortization, non-cash impairment charge, non-cash stock-based compensation expense, net interest expense, other income (loss), gain (loss) on debt extinguishment, income tax (expense) benefit, equity in net income (loss) of nonconsolidated affiliate, non-cash losses and syndication programming amortization and includes syndication programming payments, consolidated adjusted EBITDA has certain limitations because it excludes and includes several important non-cash financial line items. Therefore, we consider both non-GAAP and GAAP measures when evaluating our business. Consolidated adjusted EBITDA is also used to make executive compensation decisions.

(5)

Free cash flow is defined as consolidated adjusted EBITDA less cash paid for income taxes, net interest expense, and capital expenditures. Net interest expense is defined as interest expense, less non-cash interest expense relating to amortization of debt finance costs, and less interest income. Free cash flow per share is defined as free cash flow divided by the basic or diluted weighted average common shares outstanding.

Commenting on the Company’s earnings results, Walter F. Ulloa, Chairman and Chief Executive Officer, said, “During the second quarter, we achieved revenue growth driven by increases in our television and digital media segments. We also improved our free cash flow and net income over the second quarter of 2015. We continued to build our digital footprint through Pulpo Media, which provides us with an integrated platform to allow advertisers and marketers to connect with Latino audiences. Looking ahead, we remain well positioned to build on our success in attracting Latino audiences, expanding our advertiser base and monetizing our reach to the benefit of our shareholders.”

Quarterly Cash Dividend

The Company announced today that its Board of Directors has approved a quarterly cash dividend to shareholders of $0.03125 per share of the Company's Class A, Class B and Class U common stock, in an aggregate amount of approximately $2.8 million. The quarterly dividend will be payable on September 30, 2016 to shareholders of record as of the close of business on September 15, 2016, and the common stock will trade ex-dividend on September 13, 2016. As previously announced, the Company currently anticipates that future cash dividends will be paid on a quarterly basis; however, any decision to pay future cash dividends will be subject to approval by the Board.

Entravision Communications

Financial Results

Three-Month Period Ended June 30, 2016 Compared to Three-Month Period Ended

June 30, 2015

(Unaudited)

	Three-Month Period
	Ended June 30,
	2016	2015	% Change
Net revenue	$64,829	$59,891	8%
Cost of revenue - digital media (1)	2,373	1,392	70%
Operating expenses (1)	39,948	37,528	6%
Corporate expenses (1)	5,293	5,050	5%
Depreciation and amortization	3,885	3,958	(2)%

Operating income	13,330	11,963	11%
Interest expense, net	(3,741)	(3,245)	15%

Income before income taxes	9,589	8,718	10%

Income tax (expense) benefit	(3,872)	(3,477)	11%
Net income	$5,717	$5,241	9%

(1)	Cost of revenue, operating expenses and corporate expenses are defined on page 1.

Net revenue increased to $64.8 million for the three-month period ended June 30, 2016 from $59.9 million for the three-month period ended June 30, 2015, an increase of $4.9 million. Of the overall increase, approximately $2.8 million was attributed to our television segment and was primarily attributable to an increase in national advertising revenue, an increase in political advertising revenue, which was not material in 2015, and an increase in retransmission consent revenue. Additionally, approximately $2.2 million of the overall increase was attributed to our digital segment and was primarily attributable to increases in national and local advertising revenue.

Cost of revenue increased to $2.4 million for the three-month period ended June 30, 2016 from $1.4 million for the three-month period ended June 30, 2015, an increase of $1.0 million, due to increased online media costs associated with the increase in net revenue of our digital segment.

Operating expenses increased to $39.9 million for the three-month period ended June 30, 2016 from $37.5 million for the three-month period ended June 30, 2015, an increase of $2.4 million. The increase was primarily attributable to expenses associated with the increase in advertising revenue, and increases in salary expense, rent expense and promotional expense.

Corporate expenses increased to $5.3 million for the three-month period ended June 30, 2016 from $5.1 million for the three-month period ended June 30, 2015, an increase of $0.2 million. The increase was primarily attributable to increases in salary expense and non-cash stock-based compensation expense.

Entravision Communications

Six-Month Period Ended June 30, 2016 Compared to Six-Month Period Ended

June 30, 2015

(Unaudited)

	Six-Month Period
	Ended June 30,
	2016	2015	% Change
Net revenue	$122,942	$119,441	3%
Cost of revenue - digital media (1)	4,212	2,752	53%
Operating expenses (1)	78,948	74,714	6%
Corporate expenses (1)	10,897	10,043	9%
Depreciation and amortization	7,912	7,920	(0)%

Operating income	20,973	24,012	(13)%
Interest expense, net	(7,600)	(6,464)	18%

Income before income taxes	13,373	17,548	(24)%

Income tax (expense) benefit	(5,386)	(7,023)	(23)%
Net income	$7,987	$10,525	(24)%

Net revenue increased to $122.9 million for the six-month period ended June 30, 2016 from $119.4 million for the six-month period ended June 30, 2015, an increase of $3.5 million. Of the overall increase, approximately $3.1 million was attributed to our digital segment and was primarily attributable to increases in national and local advertising revenue. Additionally, approximately $0.5 million of the overall increase was attributed to our radio segment and was primarily attributable to an increase in political advertising revenue, which was not material in 2015, and an increase in national advertising revenue. The overall increase in net revenue was partially offset by a decrease of approximately $0.1 million that was attributed to our television segment and was primarily attributable to approximately $5.0 million of revenue associated with television station channel modifications made by the Company in order to accommodate the operations of a telecommunications operator included in the 2015 period, and which revenue did not recur in 2016. This decrease in the television segment was partially offset by an increase in national advertising revenue, an increase in political advertising revenue, which was not material in 2015, and an increase in retransmission consent revenue.

Cost of revenue increased to $4.2 million for the six-month period ended June 30, 2016 from $2.8 million for the six-month period ended June 30, 2015, an increase of $1.4 million, due to increased online media costs associated with the increase in net revenue of our digital segment.

Operating expenses increased to $78.9 million for the six-month period ended June 30, 2016 from $74.7 million for the six-month period ended June 30, 2015, an increase of $4.2 million. The increase was primarily attributable to expenses associated with the increase in advertising revenue, and increases in salary expense, rent expense and promotional expense.

Corporate expenses increased to $10.9 million for the six-month period ended June 30, 2016 from $10.0 million for the six-month period ended June 30, 2015, an increase of $0.9 million. The increase was primarily attributable to increases in salary expense and non-cash stock-based compensation expense.

Entravision Communications

Segment Results

The following represents selected unaudited segment information:

	Three-Month Period			Six-Month Period
	Ended June 30,			Ended June 30,
	2016	2015	% Change	2016	2015	% Change
Net Revenue
Television	$39,215	$36,397	8%	$75,780	$75,899	(0)%
Radio	19,552	19,585	(0)%	36,436	35,930	1%
Digital	6,062	3,909	55%	10,726	7,612	41%
Total	$64,829	$59,891	8%	$122,942	$119,441	3%

Cost of Revenue - digital media (1)
Digital	$2,373	$1,392	70%	$4,212	$2,752	53%

Operating Expenses (1)
Television	20,668	19,749	5%	41,148	39,483	4%
Radio	16,235	15,420	5%	32,064	30,132	6%
Digital	3,045	2,359	29%	5,736	5,099	12%
Total	$39,948	$37,528	6%	$78,948	$74,714	6%

Corporate Expenses (1)	$5,293	$5,050	5%	$10,897	$10,043	9%

Consolidated adjusted EBITDA (1)	$18,171	$16,822	8%	$30,782	$33,664	(9)%

(1)	Cost of revenue, operating expenses, corporate expenses, and consolidated adjusted EBITDA are defined on page 1.

Entravision Communications Corporation will hold a conference call to discuss its 2016 second quarter results on August 3, 2016 at 5 p.m. Eastern Time. To access the conference call, please dial 412-858-4600 ten minutes prior to the start time. The call will be webcast live and archived for replay on the investor relations portion of the Company’s Web site located at www.entravision.com.

          Entravision Communications Corporation is a leading media company that reaches and engages U.S. Latinos across acculturation levels and media channels, as well as consumers in Mexico.  The Company’s comprehensive portfolio incorporates integrated media and marketing solutions comprised of acclaimed television, radio, digital properties, events, and data analytics services. Entravision has 56 primary television stations and is the largest affiliate group of both the Univision and UniMás television networks. Entravision also owns and operates 49 primarily Spanish-language radio stations featuring nationally recognized talent, as well as the Entravision Audio Network and Entravision Solutions, a coast-to-coast national spot and network sales and marketing organization representing Entravision’s owned and operated, as well as its affiliate partner, radio stations. According to comScore Media Metrix®, Entravision’s digital operating group, Pulpo, is the #1-ranked online advertising platform in Hispanic reach, and Pulpo’s comprehensive media offering, data, and consumer insights lead the industry. Entravision shares of Class A Common Stock are traded on The New York Stock Exchange under the symbol: EVC.

This press release contains certain forward-looking statements. These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this press release. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that actual results will not differ materially from these expectations, and the Company disclaims any duty to update any forward-looking statements made by the Company. From time to time, these risks, uncertainties and other factors are discussed in the Company’s filings with the Securities and Exchange Commission.

# # #

(Financial Table Follows)

Entravision Communications

For more information, please contact:

Christopher T. Young	Mike Smargiassi/Brad Edwards
Chief Financial Officer	Brainerd Communicators, Inc.
Entravision Communications Corporation	212-986-6667
310-447-3870

Entravision Communications

Entravision Communications Corporation

Consolidated Balance Sheets

(In thousands; unaudited)

	June 30,	December 31,
	2016	2015

ASSETS
Current assets
Cash and cash equivalents	$31,431	$47,924
Short-term investments	30,000	-
Trade receivables, net of allowance for doubtful accounts	61,037	66,399
Prepaid expenses and other current assets	5,728	5,705
Total current assets	128,196	120,028
Property and equipment, net	56,312	57,874
Intangible assets subject to amortization, net	14,889	16,656
Intangible assets not subject to amortization	220,701	220,701
Goodwill	50,081	50,081
Deferred income taxes	53,348	57,929
Other assets	1,738	1,693
Total assets	$525,265	$524,962

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current maturities of long-term debt	$3,750	$3,750
Accounts payable and accrued expenses	25,843	29,787
Total current liabilities	29,593	33,537
Long-term debt, less current maturities, net of unamortized debt issuance costs	308,058	309,587
Other long-term liabilities	15,308	14,565
Total liabilities	352,959	357,689

Stockholders' equity
Class A common stock	6	6
Class B common stock	2	2
Class U common stock	1	1
Additional paid-in capital	907,820	910,228
Accumulated deficit	(730,863)	(738,849)
Accumulated other comprehensive income (loss)	(4,660)	(4,115)
Total stockholders' equity	172,306	167,273
Total liabilities and stockholders' equity	$525,265	$524,962

Entravision Communications

Entravision Communications Corporation

Consolidated Statements of Operations

(In thousands, except share and per share data)

(Unaudited)

	Three-Month Period		Six-Month Period
	Ended June 30,		Ended June 30,
	2016	2015	2016	2015

Net revenue	$64,829	$59,891	$122,942	$119,441

Expenses:
Cost of revenue - digital media	2,373	1,392	4,212	2,752
Direct operating expenses	28,538	27,044	56,103	53,729
Selling, general and administrative expenses	11,410	10,484	22,845	20,985
Corporate expenses	5,293	5,050	10,897	10,043
Depreciation and amortization	3,885	3,958	7,912	7,920
	51,499	47,928	101,969	95,429
Operating income	13,330	11,963	20,973	24,012
Interest expense	(3,859)	(3,256)	(7,725)	(6,483)
Interest income	118	11	125	19
Income before income taxes	9,589	8,718	13,373	17,548
Income tax (expense) benefit	(3,872)	(3,477)	(5,386)	(7,023)
Net income	$5,717	$5,241	$7,987	$10,525

Basic and diluted earnings per share:
Net income per share, basic and diluted	$0.06	$0.06	$0.09	$0.12

Cash dividends declared per common share	$0.03	$0.03	$0.06	$0.05

Weighted average common shares outstanding, basic	89,134,412	87,832,430	89,015,934	87,682,734
Weighted average common shares outstanding, diluted	91,140,596	90,091,735	91,036,353	90,089,679

Entravision Communications

Entravision Communications Corporation

Consolidated Statements of Cash Flows

(In thousands; unaudited)

	Three-Month Period		Six-Month Period
	Ended June 30,		Ended June 30,
	2016	2015	2016	2015

Cash flows from operating activities:
Net income	$5,717	$5,241	$7,987	$10,525
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,885	3,958	7,912	7,920
Deferred income taxes	3,658	3,411	4,922	6,370
Amortization of debt issue costs	193	199	384	393
Amortization of syndication contracts	101	85	190	171
Payments on syndication contracts	(89)	(124)	(183)	(246)
Non-cash stock-based compensation	944	940	1,890	1,807
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	(217)	(4,558)	5,583	11,418
(Increase) decrease in prepaid expenses and other assets	(5)	278	(383)	(283)
Increase (decrease) in accounts payable, accrued expenses and other liabilities	(282)	(364)	(3,876)	(4,204)
Net cash provided by operating activities	13,905	9,066	24,426	33,871
Cash flows from investing activities:
Purchases of short-term investments	-	-	(30,000)	-
Purchases of property and equipment and intangibles	(2,610)	(5,611)	(4,745)	(8,583)
Net cash used in investing activities	(2,610)	(5,611)	(34,745)	(8,583)
Cash flows from financing activities:
Proceeds from stock option exercises	870	681	1,270	1,581
Payments on long-term debt	(937)	(937)	(1,875)	(1,875)
Dividends paid	(2,788)	(2,197)	(5,569)	(4,388)
Payment of contingent consideration	-	-	-	(1,000)
Net cash used in financing activities	(2,855)	(2,453)	(6,174)	(5,682)
Net increase (decrease) in cash and cash equivalents	8,440	1,002	(16,493)	19,606
Cash and cash equivalents:
Beginning	22,991	49,864	47,924	31,260
Ending	$31,431	$50,866	$31,431	$50,866

Entravision Communications

Entravision Communications Corporation

Reconciliation of Consolidated Adjusted EBITDA to Cash Flows From Operating Activities

(In thousands; unaudited)

The most directly comparable GAAP financial measure is operating cash flow. A reconciliation of this non-GAAP measure to cash flows from operating activities for each of the periods presented is as follows:

	Three-Month Period		Six-Month Period
	Ended June 30,		Ended June 30,
	2016	2015	2016	2015
Consolidated adjusted EBITDA (1)	$18,171	$16,822	$30,782	$33,664
Interest expense	(3,859)	(3,256)	(7,725)	(6,483)
Interest income	118	11	125	19
Income tax (expense) benefit	(3,872)	(3,477)	(5,386)	(7,023)
Amortization of syndication contracts	(101)	(85)	(190)	(171)
Payments on syndication contracts	89	124	183	246
Non-cash stock-based compensation included in direct operating expenses	(300)	(348)	(620)	(706)
Non-cash stock-based compensation included in corporate expenses	(644)	(592)	(1,270)	(1,101)
Depreciation and amortization	(3,885)	(3,958)	(7,912)	(7,920)
Net income	5,717	5,241	7,987	10,525
Depreciation and amortization	3,885	3,958	7,912	7,920
Deferred income taxes	3,658	3,411	4,922	6,370
Amortization of debt issue costs	193	199	384	393
Amortization of syndication contracts	101	85	190	171
Payments on syndication contracts	(89)	(124)	(183)	(246)
Non-cash stock-based compensation	944	940	1,890	1,807
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	(217)	(4,558)	5,583	11,418
(Increase) decrease in prepaid expenses and other assets	(5)	278	(383)	(283)
Increase (decrease) in accounts payable, accrued expenses and other liabilities	(282)	(364)	(3,876)	(4,204)
Cash flows from operating activities	$13,905	$9,066	$24,426	$33,871

(1)	Consolidated adjusted EBITDA is defined on page 1.

Entravision Communications

Entravision Communications Corporation

Reconciliation of Free Cash Flow to Net Income (Loss)

(In thousands; unaudited)

The most directly comparable GAAP financial measure is net income (loss). A reconciliation of this non-GAAP measure to net income (loss) for each of the periods presented is as follows:

	Three-Month Period		Six-Month Period
	Ended June 30,		Ended June 30,
	2016	2015	2016	2015
Consolidated adjusted EBITDA (1)	$18,171	$16,822	$30,782	$33,664
Net interest expense (1)	3,548	3,046	7,216	6,071
Cash paid for income taxes	214	66	464	653
Capital expenditures (2)	2,610	5,611	4,745	8,583
Free cash flow (1)	11,799	8,099	18,357	18,357

Capital expenditures (2)	2,610	5,611	4,745	8,583
Amortization of debt issue costs	(193)	(199)	(384)	(393)
Non-cash income tax expense	(3,658)	(3,411)	(4,922)	(6,370)
Amortization of syndication contracts	(101)	(85)	(190)	(171)
Payments on syndication contracts	89	124	183	246
Non-cash stock-based compensation included in direct operating expenses	(300)	(348)	(620)	(706)
Non-cash stock-based compensation included in corporate expenses	(644)	(592)	(1,270)	(1,101)
Depreciation and amortization	(3,885)	(3,958)	(7,912)	(7,920)
Net income	$5,717	$5,241	$7,987	$10,525

(1)	Consolidated adjusted EBITDA, net interest expense, and free cash flow are defined on page 1.
(2)	Capital expenditures are not part of the consolidated statement of operations.